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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) December 23, 1998



                         VALUEVISION INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


         0-20243                                          41-1673770
 (Commission File Number)                     (IRS Employer Identification No.)


 6740 SHADY OAK ROAD, MINNEAPOLIS, MN                     55344-3433
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (612) 947-5200
                                                           --------------

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

Valuevision International, Inc. Announces Settlement of Litigation with Time Warner

         On December 23, 1998 ValueVision International, Inc. ("ValueVision") announced that it settled the lawsuit filed on December 17, 1997 by Time Warner Entertainment company, L.P. d/b/a Time Warner Cable ("Time Warner Cable"), (Time Warner Entertainment Company, L.P., d/b/a Time Warner Cable v. Bridgeways Communications Corporation and ValueVision International, Inc. (Connecticut Superior Court, Judicial District of Ansonia/Milford at Milford, CT)). Under the terms of the settlement, (i) ValueVision paid Time Warner Cable $7.0 million in cash which will be recognized in ValueVision's fourth quarter, resulting in an after tax charge of approximately $4.3 million, and (ii) in addition to a release of all claims between the parties, ValueVision is obtaining a 10% profit participation right in a programming concept that Time Warner is considering for development. ValueVision's programming is currently carried by Time Warner Cable in approximately 4.7 million full time equivalent cable households. ValueVision also announced that it has renewed its cable affiliation agreement with Time Warner Cable for an additional five-year term, expiring on January 30, 2007, and that Time Warner Cable has agreed to launch ValueVision's programming full-time to its Staten Island, New York cable subscribers. In settling this matter, ValueVision did not admit any wrongdoing or liability. ValueVision, however, determined to enter into this settlement to avoid the uncertainty and costs of litigation, as well as to avoid disruption of its relationship with a key business partner providing a substantial portion of ValueVision's program distribution. See ValueVision's Annual Report on Form 10-K for the year ended January 31, 1998 and Quarterly Report on Form 10-Q for the three and nine months ended October 31, 1998, for a discussion of this matter.

         ValueVision International, Inc. is an integrated electronic and print media direct marketing company, and operates a television home shopping network and multi-book catalog operation. The Company offers live programming 24 hours per day, 7 days a week. Approximately 21.0 million homes are able to receive ValueVision's programming of which approximately 10.5 million homes are on a full-time basis and another 10.5 million homes are on a part-time basis. In addition, the company operates several direct mail operations and an Internet shopping website (www.vvtv.com). The Company's shares are traded on the Nasdaq Stock Market under the symbol VVTV.

(Note: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 8-k and other communications by the Company contain statements that are forward-looking, such as statements relating to increased cable home distribution and development of a programming concept by Time Warner. There are certain important factors that could cause results to differ materially from those anticipated statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including the possibility that cable distribution will not increase, that Time Warner will not develop the programming concept, or if developed, that such programming concept will not generate any profits. For more information on the potential factors that could affect the Company's financial results, investors should refer to the Company's recent filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.)

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 23rd day of December, 1998.

                         VALUEVISION INTERNATIONAL, INC.



                         By:  /s/ David T. Quinby
                              --------------------------------
                                  David T. Quinby
                                  Vice President, General
                                   Counsel and Secretary








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